EX-23.2

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Mountain West Exploration, Inc.
    Commission File # 0-9500

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of Mountain West Exploration, Inc. dated February 3, 2004.




                                      /s/ Michael Johnson & Co., LLC
                                        ---------------------------------------
                                          Michael Johnson & Co., LLC

Denver, Colorado
February 3,2004